As filed with the Securities and Exchange Commission on January 2, 2013
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GOLD CAMP EXPLORATIONS INC.
             (Exact name of Registrant as Specified in its Charter)

            Nevada                                  1000                         Applied for
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                             64 Gainsborough Avenue,
                           St. Albert, Alberta T8W 0W5
                                  780-458-2778
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Business Filings Incorporated
                              311 S Division Street
                           Carson City, Nevada, 89703
                             Telephone 800-981-7183
  (Name, address, including zip code, and telephone number, including area code of Agent for Service)

                         Copies of all communication to:
                                 Diane D. Dalmy
                                 Attorney at Law
                              2000 East 12th Avenue
                                  Suite 32/10B
                             Denver, Colorado 80206
                            303.985.9324 (telephone)
                            303.988.6954 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                             Proposed Maximum     Proposed Maximum
 Class of Securities       Amount to be       Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered         Per Share(1)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value(2)                5,000,000            $0.002                $10,000                $1.36*
--------------------------------------------------------------------------------------------------------
Total Registration Fee                                                 $10,000                $1.36*
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.
*    Estimated amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 30, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                  SUBJECT TO COMPLETION, DATED JANUARY 2, 2013

                                   PROSPECTUS

                           GOLD CAMP EXPLORATIONS INC.

                        5,000,000 SHARES OF COMMON STOCK
                                $0.002 PER SHARE

The selling stockholder named in this prospectus, namely Thomas Wielobob, our sole executive officer and director, is offering 5,000,000 shares of common stock of Gold Camp Explorations Inc. at $0.002 per common share. Mr. Wielobob currently holds 100% of our common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of $0.002 per common share and an offering period of 28 days from the initial effectiveness date of this prospectus. This is a fixed price for the duration of the offering. The selling shareholder does not intend to extend the offering beyond the 28 day offering period. The selling stockholder, Mr. Wielobob, is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder, Mr. Wielobob, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 50% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Mr. Wielobob, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of June 1, 2012.

Our common stock is presently not traded on any market or securities exchange.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Gold Camp Explorations Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $2,675. The Company will pay these expenses.

                    This Prospectus is dated January 2, 2013

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                             3

RISK FACTORS                                                                   6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                             12

USE OF PROCEEDS                                                               13

DETERMINATION OF OFFERING PRICE                                               13

DILUTION                                                                      13

SELLING SECURITY HOLDER                                                       14

PLAN OF DISTRIBUTION                                                          15

DESCRIPTION OF SECURITIES TO BE REGISTERED                                    16

INTERESTS OF NAMED EXPERTS AND COUNSEL                                        17

INFORMATION WITH RESPECT TO THE REGISTRANT                                    17

DESCRIPTION OF BUSINESS                                                       17

MANAGEMENTS DISCUSSION AND ANALYSIS                                           30

DIRECTORS AND EXECUTIVE OFFICERS                                              33

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                               33

FINANCIAL STATEMENTS                                                         F-1

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to GOLD CAMP EXPLORATIONS INC.

CORPORATE BACKGROUND AND INFORMATION

                           GOLD CAMP EXPLORATIONS INC.

Gold Camp Explorations Inc. was organized under the laws of the State of Nevada on June 1, 2012, to explore mineral properties in North America.

Gold Camp Explorations Inc. is engaged in the exploration for gold and other minerals. The Company has acquired one MTO mineral claim totaling 497.09 hectares. The Malibu Gold II Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen's Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet. We refer to these mining claims as the Malibu Gold II Property. This property is without known reserves. To current date the Company has never commenced any operational/exploration activity other than issuing shares.

The Malibu Gold II Property comprises one MTO mineral claim containing 24 cell claim units totaling 497.09 hectares. This claim covers 21of the original Malibu Gold II Property mining claims staked by Laird Explorations Ltd., now included in this tenure.

     BC Tenure #      Work Due Date         Units          Total Area (Ha.)
     -----------      -------------         -----          ----------------
       904330        October 3, 2013          24                497.09

We require an estimated total of $280,000 to implement the three phases of our exploration plan. We have not yet commenced our exploration plan.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Gold Camp Explorations Inc.'s financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by the end of 2012 in order to conducts its operations.

Our offices are located at: 64 Gainsborough Avenue, St. Albert, Alberta T8W 0W5.
Telephone: 780-458-2778

THE OFFERING

Securities offered                 5,000,000 shares of common stock

Selling stockholder                Thomas Wielobob

Offering price                     $0.002 per share

Shares outstanding prior
to the offering                    10,000,000 shares of common stock

Shares to be outstanding
after the offering                 10,000,000 shares of common stock

Use of proceeds                    The Company will not receive any proceeds
                                   from the sale of the common stock by the selling stockholder.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

CONSOLIDATED STATEMENTS OF INCOME

                                                                  Period Ended
                                                                 July 31, 2012
                                                                 -------------

Revenues                                                                   0
Operating expenses                                                     4,008
Net loss from operations                                               4,008
Net loss before taxes                                                  4,008
Loss per share - basic and diluted                                     0.000
Weighted average shares outstanding basic                         10,000,000

BALANCE SHEET DATA
                                                                At July 31, 2012
                                                                ----------------

Cash and cash equivalents                                             19,825
Total current assets                                                  19,825
Mineral Property                                                       7,500
Total assets                                                          27,325
Current liabilities accounts payable                                   1,333
Common stock                                                          10,000
Additional paid-in capital                                            20,000
Deficit accumulated during exploration period                         (4,008)
Total stockholders' equity                                            25,992
Total liabilities                                                     27,325

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception (June 1, 2012) to the period ended on July 31, 2012 the Company has not generated any revenue. Rather, the Company incurred a net loss of $4,008from inception (June 1, 2012) through July 31, 2012. The Company does not currently have any revenue producing operations. The Company is currently not operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $20,000 to complete the first phase of our exploration program and $260,000 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. The Company reasonably believes that it will have either a private placement or additional funding from its founder by Spring 2013 in order to conduct its operations.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception (June 1, 2012) to the period ended on July 31, 2012, we incurred a net loss of $ 4,008 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that we will be successful exploring for gold, gold or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE CONTROLLED BY MR. THOMAS WIELOBOB, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Thomas Wielobob, our sole Executive Officer Director, will beneficially own 50% of our issued and outstanding common stock, assuming he is able to sell all of the shares in this offering. If he does not sell all of the shares in this offering, he will own more that 50% of the shares. Mr. Wielobob may exercise some control as a significant shareholder over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. THOMAS WIELOBOB, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Thomas Wielobob, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the overseeing of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Wielobob will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Wielobob's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Thomas Wielobob makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Wielobob in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Wielobob, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees and we presently only have one director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE THOMAS WIELOBOB, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Thomas Wielobob, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Wielobob will devote fewer than 12-15 hours per month or 3-4 hours per week to the affairs of the Company. In addition, Mr. Wielobob may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

THOMAS WIELOBOB, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, LACKS TECHNICAL TRAINING IN MINERAL EXPLORATION OR MINING, AND MAY NOT BE FULLY AWARE OF THE REQUIREMENTS WITHIN THE MINING INDUSTRY.

The management of the Company, our sole executive officer and director, Mr. Wielobob, despite being in the mining industry, has no technical training in minerals exploration or mining, or technical training in exploring for, starting, or operating a mine, and that with no direct training in these areas, and as such, may not be fully aware of many of the specific requirements related to working within the mining industry.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

MR. THOMAS WIELOBOB HAS NOT PHYSICALLY INSPECTED THE SUBJECT PROPERTY AND DOES NOT HAVE CURRENT PLANS TO VISIT THE PROPERTY.

Mr. Wielobob has not visited the property, but has relied on property reports prepared by people who are knowledgeable with the property. With respect to the further exploration of the property, Mr. Wielobob does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Mr. Wielobob will be unable to personally verify the information and results that are presented by third parties.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER MINERALS ARE VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other minerals can fluctuate. The prices these minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of these minerals include the demand from consumers for products that use gold and other minerals, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mMr.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities.

Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay $1,500 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing. Our claims are due on October 3, 2013.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended July 31, 2012 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IN DOING SO, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Gold Camp Explorations Inc. will need to raise additional capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 10,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $2,675,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose them of. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,
     *    mining claims to be drilled,
     *    future earnings and cash flow,
     *    development projects,
     *    exploration prospects,
     *    drilling prospects,
     *    development and drilling potential,
     *    business strategy,
     *    expansion and growth of our business and operations, and
     *    our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.002 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed this to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Thomas Wielobob                      Chief Executive Officer, Chief Financial
                                     Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Securities offered                   5,000,000 shares of common stock

Selling stockholder(s)               Thomas Wielobob

Offering price                       $0.002 per share

Shares outstanding prior
to the offering                      10,000,000 shares of common stock

Shares to be outstanding
after the offering                   10,000,000 shares of common stock

Percentage of the class to
be owned by selling stockholder
after the offering                   50%

Use of proceeds                      Gold Camp Explorations Inc. will not
                                     receive any proceeds from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at $0.002 for an offering period of 28 days from the initial effectiveness date of this prospectus. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
     * an exchange distribution following the rules of the applicable exchange;
     *    privately negotiated transactions;
     * short sales that are not violations of the laws and regulations of any state of the United States;
     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.002; and
     *    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder, Mr. Wielobob, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein are "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $2,675, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on July 31, 2012, consists of 10,000,000 shares of common stock, $0.002 per share, of which there are 10,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

De Joya Griffith LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. De Joya Griffith LLC has presented its report with respect to our audited financial statements.

Ms. Diane Dalmy, Attorney at Law, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and the Company you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

DESCRIPTION OF BUSINESS

Gold Camp Explorations Inc. was incorporated in the State of Nevada on June 1, 2012. It was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. Since inception, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Gold Camp Explorations Inc., which is also referred to herein as Gold Camp Explorations Inc. or the Company, is engaged in the exploration for gold and other minerals. The Company has acquired one mineral claim totaling 497.09 hectares, which is registered with the British Columbia Mineral Title Office

(MTO). It is located 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. We refer to these mining claims as the Malibu Gold II Property. This property is without known reserves. This property was purchased from Jervis Explorations Inc. The exploration plan for the property was provided to the Company by the vendor of the Property, Jervis Explorations Inc. The exploration program was developed by Gregory R. Thomson, Geoscientist and Consulting Geologist, who developed an exploration program in 2007 for the Property prior to the Company purchasing these mineral claims.

The Company was incorporated for the purpose of exploring mineral claims in North America. The short-term strategy of the Company is to explore the Malibu Gold II Property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business. We have not yet commenced our exploration plan.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

Gold Camp Explorations Inc. purchased the MALIBU GOLD II PROPERTY from Jervis Explorations Inc. for $7,500.00 USD on June 1, 2012. The Company owns 100% of the rights to the property, subject to a 3% net smelter royalty. There are no other underlying rights or royalties on this property. In British Columbia, the acquisition of mineral claims is done using an online application whereby a company or individual can stake claims online. A mineral tenure is granted for the available subsurface rights at the time of issuance. For our property, the tenure includes all subsurface minerals, as there were no other tenures on the property at time of staking. The mineral rights must be renewed on October 3, 2013. The tenure includes both mineral and placer mineral rights on the property.

In order to keep these claims in good standing, the Company must either complete and report work on the property or pay a renewal fee prior to the expiry date on October 3, 2013.

In British Columbia, a mineral or placer claim has a set expiry date, and in order to maintain the claim beyond that expiry date, the recorded holder (or an agent) must, on or before the expiry date, register either exploration and development work that was performed on the claim, or a payment instead of exploration and development. Failure to maintain a claim results in automatic forfeiture at the end (midnight) of the expiry date; there is no notice to the claim holder prior to forfeiture.

When exploration and development work or a payment instead of work is registered, the claimholder may advance the claim forward to any new date. With a payment instead of work the minimum requirement is 6 months, and the new date cannot exceed one year from the current expiry date; with work, it may be any date up to a maximum of ten years beyond the current anniversary year. "Anniversary year" means the period of time from the last expiry date to the next immediate expiry date.

All recorded holders of a claim must hold a valid miner's certificate when either work or a payment is registered on the claim.

Clients need to register a certain value of work or a "cash-in-lieu of work" payment to their claims in MTO. The following are the costs required to maintain a claim for one year:

     *    MINERAL CLAIM - WORK REQUIREMENT:
          *    $5 per hectare for anniversary years 1 and 2;
          *    $10 per hectare for anniversary years 3 and 4;
          *    $15 per hectare for anniversary years 5 and 6; and
          *    $20 per hectare for subsequent anniversary years

     *    MINERAL CLAIM - CASH-IN-LIEU OF WORK:
          *    $10 per hectare for anniversary years 1 and 2;
          *    $20 per hectare for anniversary years 3 and 4;
          *    $30 per hectare for anniversary years 5 and 6; and
          *    $40 per hectare for subsequent anniversary years

     *    PLACER CLAIM - WORK REQUIREMENT:
          *    $20 per hectare

     *    PLACER CLAIM - CASH-IN-LIEU OF WORK:
          *    $40 per hectare

Exploration and development work is defined in section 1 of the MINERAL TENURE ACT REGULATION as either physical exploration and development or technical exploration and development.

"PHYSICAL EXPLORATION AND DEVELOPMENT" includes:

     a.   if the work is related to a mineral claim, any of the following:
          i. trenching, open cuts, adits, pits, shafts and other underground activity for the purposes of collecting samples or other geological or technical information;
          ii.  reclamation related to exploration and development activities;
          iii. ground control surveys, line cutting and grids that support an activity described in paragraphs (b) to (h) of the definition of technical exploration and development;
          iv. precision survey techniques such as global positioning or surveys conducted by a practising land surveyor;
          v.   global positioning surveys in accordance with section 20;
     b.   if the work is related to a placer claim, any of the following:
          i.   activities referred to in paragraph (a);
          ii. panning, digging or washing of gravels to test for the presence of economically significant minerals;

"TECHNICAL EXPLORATION AND DEVELOPMENT" for mineral claims and placer claims includes:

          a.   archaeological impact assessments;
          b.   geological surveys and studies;
          c.   mineral resource or ore reserve calculations and related work;
          d.   geophysical surveys;
          e.   geochemical surveys;
          f. drilling, including drilling for the purposes of collecting samples, core logging or other geological or technical information;
          g. analysis of mineral or rock samples including a bulk sample to assess characteristics pertinent to the assessment of the mineral resource, including acid base accounting, metallurgical, mineralogical, beneficiation and petrological studies;
          h.   prospecting and exploring;
          i.   environmental baseline studies;

          j. construction and maintenance of roads, trails, helicopter landing sites, drill sites and drill core storage if required to support an activity described in any of paragraphs (b) to (i);
          k. preparation and geological interpretation of air photo, satellite or other remotely sensed images that support an activity described in paragraphs (a) to (i);
          l. preparation of orthophoto and topological surveys that support an activity described in paragraphs (a) to (i);
          m. compilations of previous exploration and development studies and reports if those compilations lead to new exploration and development;
          n. any other similar activity that may be approved by the chief gold commissioner before the exploration and development is done;

There were some significant changes in the fore-going that were introduced in January 2005:

          * Road and trail work, whether construction or upgrading, cannot be registered on its own as physical work; road and trail work is only acceptable when it is part of a technical work program.
          * Travel and accommodation costs are not acceptable on their own; if other physical or technical work was performed, travel and accommodation costs may be included.
          * General property evaluations and similar activities are not acceptable.
          * Ground control surveys, line cutting and grids cannot be registered as stand-alone physical work, but only as part of a technical work program.

                  [MAP SHOWING THE REGIONAL PROPERTY LOCATION]








              FIG. 2 MALIBU GOLD II PROPERTY REGIONAL LOCATION MAP

1.2 LOCATION AND ACCESS

The Malibu Gold II Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen's Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet.

Access is by float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula. Several campsite locations with good water supplies can be found within a few kilometers of the property. Supplies and services are available in Egmont or Pender Harbour.

1.3 TOPOGRAPHY, CLIMATE, VEGETATION

The topography along Jervis Inlet extents from sea level to mountain tops in excess of 2000 metres elevation. In the vicinity of the old mining tunnels on the Malibu Gold II Property, short, steep cliffs extend to tidewater, but elsewhere on the property slopes are more manageable.

The climate is typical of the West Coast of BC, mild and wet overall with some snowfall in the winter months. The summers are usually warm with less rainfall, and year-round work is possible on the property. Vegetation is a dense growth of coniferous forest, with cedar, fir, spruce, alder and maple trees. Ground vegetation is usually salal and various berry bushes.



                      [MAP SHOWING MALIBU GOLD II PROPERTY]








                       FIG. 3 MALIBU GOLD II PROPERTY MAP

1.4 PROPERTY STATUS

The Malibu Gold II Property comprises one MTO mineral claim containing 24 cell claim units totaling 497.09 hectares. This claim covers 21of the original Malibu Gold II Property mining claims staked by Laird Explorations Ltd., now included in this tenure.

     BC Tenure #      Work Due Date         Units          Total Area (Ha.)
     -----------      -------------         -----          ----------------
       904330        October 3, 2013          24                497.09



                       [PHOTO OF MALIBU GOLD II PROPERTY]





                          FIG. 4 MALIBU GOLD II PROPERTY

1.5 PREVIOUS WORK

The original Malibu Gold II Property has at least one adit dating prior to 1907, when the first and only mention of the working was made in a Geological Survey Report dated 1908. GSC geologist O. E. LeRoy noted that pyrrhotite and chalcopyrite occurred along a diorite-slate contact and a 9 metre long adit had been driven on the zone. A second 2 metre long adit nearby was not mentioned, so it may post-date LeRoy's visit.

There are physical work records of additional work being done in the property area during the 1940's, however the prospector's hand-drawn maps attached do not show exactly where the development is in relation to recognizable land features. This work apparently consisted of at least four shafts up to 6 metres deep and a 30 metre long trench. The claims were named the Churchill V, Four-Leaf Clover and Reynoldstown, owned by William Haddock of Pender Harbour.

Laird Exploration Ltd. first explored the property area in 1983 as part of the BC Prospector's Grant Program. Several assays were taken and the area was geologically mapped. Two assays from the #1 adit gave moderate values in gold, silver, copper, lead and zinc. The maximum gold assay was 0.08 oz/t Au. The #2 adit was driven 2 metres on a shallow- dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 metres along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

The location was sold by Laird Exploration Ltd. to Oriole Resources Ltd. In 1988. A work program consisting of geological mapping, rock sampling, and a soil geochemical survey was completed in 1988. The #2 adit gold values were confirmed by assay and additional gold-bearing areas were located at the #1 adit. The soil grid showed a 200 metre-long gold anomaly extending northwest from the #1 adit, with values up to 3710 ppb (3.7 g/t Au or 0.11 oz/t Au) in soils. Additional work was recommended but no further work has been recorded on the property since 1988.


                   [PHOTO SHOWING MALIBU GOLD PROPERTY ADITS]






                        FIG. 5 MALIBU GOLD PROPERTY ADITS

          [MAP SHOWING REGIONAL GEOLOGY OF THE MALIBU GOLD II PROPERTY]









             FIG. 6 REGIONAL GEOLOGY OF THE MALIBU GOLD II PROPERTY

2.0 GEOLOGICAL OVERVIEW

The Malibu Gold II Property hosts gold and base metal deposits within quartz veins and quartz-filled shear zones. The original gold property has two short tunnels have been driven on the mineralized areas, exposing lower grade gold, silver, copper, lead and zinc in the 9 metre long #1 adit, and a high-grade gold vein in the #2 adit. The #2 adit was driven 2 metres on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 metres along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

2.1 REGIONAL GEOLOGY

The Upper Jervis Inlet area is underlain by a variety of Jurassic to Tertiary granitic intrusives of the Coast Plutonic Complex. The granitic rocks intrude and metamorphose Jurassic to Lower Cretaceous argillaceous sediments and andesitic to felsic volcanics of the Gambier Group. The Gambier Group hosts the 60 MT Britannia copper, zinc, lead, silver, gold deposit on Howe Sound about 80 km to the southeast.

2.2 PROPERTY GEOLOGY

The Malibu Gold II Property is underlain by a relatively small stock of gabbro-diorite that has intruded dark grey, partly limey argillaceous shale and slate of the Gambier Group. Silicification and mineralization occurs on the contact and within the stock in a number of areas.

On the contact of the gabbroic stock with argillite at the #1 adit, copper, zinc, lead, silver and gold values are found within quartz-carbonate veins, shear zones and fractured gabbro-diorite. A pronounced gold in soil anomaly follows the contact for more than 200 metres. Gold values in soil reached ore-grade, 3710 ppb or 3.71 g/t gold.

The #2 adit was driven 2 metres on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth. The vein can be followed for at least 200 metres along the shoreline cliffs. The mineralization is hosted entirely within the intrusive gabbro-diorite stock, and is typical of Tertiary-aged arsenical gold veins found on Vancouver Island and near Harrison Lake on the mainland.

3.0 CONCLUSIONS AND RECOMMENDATIONS

A proposed work program includes geological mapping and rock sampling of surface showings and underground workings, construction of a control grid, a soil and silt geochemical sampling program, EM and magnetometer geophysical surveys, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting, rock and soil
sampling.                                                             $20,000.00

PHASE 2

Detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys, establish drill and trenching
targets, four-man crew with camp and supplies, transportation,
report.                                                               $85,000.00

PHASE 3

1000 metres of diamond drilling @ 100.00 per metre, plus
geological supervision, camp and supplies, transportation,
assays, report and other ancillary costs.                            $175,000.00
                                                                     -----------

      TOTAL                                                          $280,000.00
                                                                     ===========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

British Columbia's reclamation laws ensure that, once operations cease, mine site lands are returned to a useful and productive state. Before any work on a new mine site can commence, the company or individual doing the work must post a security which is held in trust by the Ministry of Energy and Mines. This security is returned only once the mine site is reclaimed to a satisfactory level and there are no ongoing monitoring or maintenance requirements. If a mine site is not reclaimed properly, the security money may be used by the Ministry to complete the remediation work. The intent of the Province's reclamation legislation is to ensure that modern mine sites in B.C. do not leave an ongoing legacy or require public funds for clean-up activities.

The Mines and Mineral Resources Division (MMD) of the Ministry of Energy and Mines (MEM) is responsible for the regulation of mining in British Columbia. The Mines Act and accompanying Health, Safety and Reclamation Code for Mines in British Columbia (the Code) provide the legislative framework and apply equally to all operations.

Legislation requires all mining operations to carry out a program of environmental protection and reclamation to ensure that upon termination of mining, land, watercourses and cultural heritage resources will be returned to a safe and environmentally sound state and to an acceptable end land use. MMD is responsible for issuing and administering Mines Act permits. Before the commencement of any work in or about a mine, the owner, agent, manager or person acting on behalf of the company must hold a permit issued by the Chief Inspector of Mines (pursuant to Section 10 of the Mines Act).

MEM seeks to provide reasonable assurance that the Province will not have to contribute to the costs of reclamation if a mining company defaults on its reclamation obligations. As a condition of Mines Act permits, the permittee must post financial security in an amount and form acceptable to the Chief Inspector of Mines. This security is held by the government until the Chief Inspector is satisfied that all reclamation requirements for the operation have been fulfilled.

Every mine site has unique management requirements and operational constraints; thus, the assessment of financial security is done on a site-specific basis. The security is set at a level that reflects all outstanding reclamation and closure obligations. For example, mines that require long-term drainage treatment for metal leaching and/or acid rock drainage require full security to cover outstanding liability and ongoing management. The Chief Inspector of Mines accepts the following forms of reclamation security: cash, certified cheques, bank drafts, term deposits (i.e., GICs), Government of Canada bonds and irrevocable standby letters of credit (ISLOCs).

Term deposits and bonds may be held in a Safekeeping Agreement where the interest accrues on the deposit. In some cases, funds may be deposited to the Mine Reclamation Fund (pursuant to Section 12 of the Mines Act) or within a Qualified Environmental Trust. These funds allow interest to accrue to the credit of the account. For ISLOCs, confirmation is provided by the client's financial institution that sufficient funds exist and will be kept available by the financial institution to meet MEMPR's requirements. Reclamation securities can only be released by the authority of the Chief Inspector of Mines.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are located at 64 Gainsborough Avenue, St. Albert, Alberta T8W 0W5.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Gold Camp Explorations Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"). As an "emerging growth company", the exemptions listed below are all available to the Company as a Smaller Reporting Company.

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and parachute payments.

ELECTION UNDER SECTION 107(B) OF THE JOBS ACT

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of our property as outlined above. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Spring 2013 and commencing the second and third phase in Summer and Fall 2013. We have decided to proceed with the exploration program provided to the Company by the vendor of the Property, Jervis Explorations Inc. The exploration program was developed by Gregory R Thomson, Geoscientist and Consulting Geologist, who developed an exploration program in 2006 for the Property prior to the Company purchasing these mineral claims. The proposed work program includes prospecting, geological mapping and rock sampling of any mineralized surface showings, construction of a control grid, geochemical soil sampling, and geophysical surveys. Based on the compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

This program is exploratory in nature. The anticipated costs of this exploration are presented in three results- contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting, rock and soil
sampling.                                                             $20,000.00

PHASE 2

Detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys, establish drill and trenching
targets, four-man crew with camp and supplies, transportation,
report.                                                               $85,000.00

PHASE 3

1000 metres of diamond drilling @ 100.00 per metre, plus
geological supervision, camp and supplies, transportation,
assays, report and other ancillary costs.                            $175,000.00
                                                                     -----------

      TOTAL                                                          $280,000.00
                                                                     ===========

We anticipate that the phases of the recommended geological exploration program will cost approximately $280,000. We had $19,825 in cash reserves as of July 31, 2012. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $1,500 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.

We anticipate that we will incur the following expenses over the next twelve months:

     * $1,500 to be paid to the British Columbia Provincial Government to keep the claims valid on or before October 3, 2013;
     * $20,000 in connection with the completion of Phase 1 of our planned geological work program;
     * $85,000 in connection with the completion of Phase 2 of our planned geological work program;
     *    $175,000 for Phase 3 of our planned geological work program, and
     * $2,675 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

The company had current assets of $19,825 consisting only of cash as of July 31, 2012 and mineral property of $ 7,500. The Company has incurred a net loss of $ 4,008 for the period from inception (June 1, 2012) to July 31, 2012. Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of July 31, 2012 and has incurred expenses of $ 4,008 since inception. There are no current or long-term liabilities. The company issued to the founder 10,000,000 common shares of stock for $30,000. As of July 31, 2012, there are Ten Million (10,000,000) shares issued and outstanding at a par value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid, as well as the $2,675 for operating costs, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, plus the expenses of the offering.

However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by late Spring 2013 in order to conduct its operations.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

For the audited period ended July 31, 2012, we engaged De Joya Griffith LLC, as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Thomas Wielobob              Chief Executive Officer, Chief Financial Officer,
                             President, Secretary, Treasurer and Director
                             (Principal Executive Officer and Principal
                             Accounting Officer)

BIOGRAPHY OF THOMAS WIELOBOB

Thomas Wielobob, aged 50

Thomas Wielobob founded the Company on June 1, 2012, and has acted as its sole officer and director since inception. For over 20 years, Mr. Wielobob has been employed as a Transit Operator with St. Albert Transit. Mr. Wielobob majored in the Aero Mechanical Engineering Studies program at the Southern Alberta Institute of Technology in the early 1980's. Mr. Wielobob has been engaged as an independent consultant engaged in consolidating mining projects in North America.

2. DIRECTORS

     Name                       Position
     ----                       --------

Thomas Wielobob              Sole Director

See biography above.

As sole director and officer shareholder, Mr. Wielobob is not an independent director that is independent under the independence standards applicable to the registrant under paragraph (a)(1) of Item 407(a) of regulation S-K or under NASDAQ Listing Rule 5605(b)(1).

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

(All figures are in US dollars)

The following table sets forth the overall compensation earned in the period from inception to July 31, 2012 by (1) each person who served as the principal executive officer of the Company for fiscal year 2012; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2012 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of July 31, 2012.

                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal       Fiscal                         Stock       Option        Plan         Compensation     All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Thomas Wielobob   2012    3,333       Nil         Nil          Nil           Nil             Nil            Nil
Chief Executive
Officer, Chief
Financial Officer,
President, Secretary,
Treasurer and
Director
(Principal Executive
Officer and Principal
Accounting Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of July 31, 2012, there were Ten Million (10,000,000) shares of common stock were issued and outstanding.

(1) This table is based on Ten Million (10,000,000) shares of common stock outstanding As of the date of this prospectus, we had the following security holder holding greater than 5%:

                                                                   Percentage of Class
Name & Address of Owner               Amount and Nature of       Before           After
and Position if Applicable            Beneficial Ownership      Offering        Offering
--------------------------            --------------------      --------        --------
Thomas Wielobob                           10,000,000              100%             50%
64 Gainsborough Avenue,
St. Albert, Alberta   T8N 0W5
Chief Executive Officer,
Chief Financial Officer, President,
Secretary, Treasurer and Director
(Principal Executive Officer and
Principal Accounting Officer)

Total Officers, Directors &               10,000,000              100%             50%
Significant Shareholders as
a group

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, the Company has entered into an agreement whereby it has sold 10,000,000 shares to its founder for total proceeds of $30,000.

The Company entered into a six months renewable management contract with our director, Thomas Wielobob, whereby it agreed to pay him $2,000 upon signing of the contract, and $8,000 upon completion.

Outside of the above noted transactions, there are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;
     *    Any nominee for election as a director;
     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * Any relative or spouse, or relative of such spouse, of the above referenced persons;
     *    Any promoters.

                           GOLD CAMP EXPLORATIONS INC.
                         (An Exploration Stage Company)
                              Financial Statements
          For the period June 1, 2012 (inception) through July 31, 2012

Report of Independent Registered Public Accounting Firm                    F-2
Balance Sheets                                                             F-3
Statement of Operations                                                    F-4
Statement of Stockholder Equity                                            F-5
Statement of Cash Flows                                                    F-6
Notes to the Financial Statements                                          F-7

                     [LETTERHEAD OF DE JOYA GRIFFITH, LLC]




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Gold Camp Explorations Inc.

We have audited the accompanying balance sheet of Gold Camp Explorations Inc.(An Exploration Stage Company) as of July 31, 2012 and the related statement of operations, stockholders' equity, and cash flow from inception (June 1, 2012) to July 31, 2012. Gold Camp Explorations Inc's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Camp Explorations Inc. (An Exploration Stage Company) as of July 31, 2012 and the result of its operations and its cash flow from inception (June 1, 2012) to July 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith, LLC
--------------------------------
Henderson, Nevada
December 5, 2012

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)
                                     Audited

                                                                   July 31, 2012
                                                                   -------------
Assets

Current assets
  Cash                                                                $ 19,825
                                                                      --------
Total current assets                                                    19,825
Mineral property                                                         7,500
                                                                      --------

Total Assets                                                          $ 27,325
                                                                      ========

Liabilities and Stockholder's Equity

Current liabilities
  Accounts payable-Related party                                      $  1,333
                                                                      --------
Total current liabilities                                                1,333
                                                                      --------

Total liabilities                                                        1,333
                                                                      --------
Stockholder's Equity
  Common stock, $0.001 par value
   75,000,000 common shares authorized
   10,000,000 shares issued and outstanding                             10,000
  Additional paid-in capital                                            20,000
  Deficit accumulated during exploration stage                          (4,008)
                                                                      --------
Total stockholder's equity                                              25,992
                                                                      --------

Total Liabilites and Stockholder's Equity                             $ 27,325
                                                                      ========


The accompanying notes are an integral part of these financial statements.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
                                     Audited

                                                               From inception
                                                             (June 1, 2012) to
                                                                July 31, 2012
                                                                ------------
Expenses
  General & administrative                                      $        675
  Professional fees                                                    3,333
                                                                ------------
Total expenses                                                         4,008

Net loss from operations                                              (4,008)
                                                                ------------

Net loss                                                        $     (4,008)
                                                                ============

Basic loss per common share                                     $      (0.00)
                                                                ------------

Weighted average number of common shares                          10,000,000
                                                                ============


   The accompanying notes are an integral part of these financial statements.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                        Statement of Stockholder's Equity
                 From Inception (June 1, 2012) to July 31, 2012
                                     Audited

                                                                             Deficit
                                                                           Accumulated
                                       Common Stock                           During            Total
                                   --------------------       Paid in      Exploration      Stockholder's
                                   Shares        Amount       Capital         Stage            Equity
                                   ------        ------       -------         -----             -----
Issuance of 10,000,000 shares
 at $0.003 per share for cash    10,000,000     $ 10,000     $ 20,000       $     --          $ 30,000

Net loss                                                                      (4,008)           (4,008)
                                 ----------     --------     --------       --------          --------

Balance, July 31, 2012           10,000,000     $ 10,000     $ 20,000       $ (4,008)         $ 25,992
                                 ==========     ========     ========       ========          ========


   The accompanying notes are an integral part of these financial statements.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
                                     Audited

                                                               From inception
                                                             (June 1, 2012) to
                                                                July 31, 2012
                                                                ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $ (4,008)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
  Changes in operating assets and liabilities
    Increase in accounts payable                                     1,333
                                                                  --------
NET CASH USED IN OPERATING ACTIVITIES                               (2,675)

CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of mineral claim                                         (7,500)
                                                                  --------
NET CASH USED IN INVESTING ACTIVITIES                               (7,500)

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from shares issued                                       30,000
                                                                  --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           30,000

INCREASE IN CASH                                                    19,825

Cash at beginning of period                                             --
                                                                  --------

CASH AT END OF PERIOD                                             $ 19,825
                                                                  ========

Cash Paid For:
  Interest                                                        $     --
                                                                  ========
  Income tax                                                      $     --
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


1. ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 1, 2012 with 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and developing mineral claims. The Company has acquired a mineral claim with unknown reserves. The Company does not presently have any operations and in accordance with ASC topic 915, the company is considered to be in the exploration stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Basis of accounting

The Company's financial statements are prepared using the accrual method of accounting.

Dividend policy

The company has not yet adapted a policy regarding payment of dividends.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be a cash equivalent.

Income tax

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


2. SIGNIFICANT ACCOUNTING POLICIES continued....

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities.

On July 31, 2012, the company had a net operating loss available for carryforward of $4,008.

EARNINGS PER SHARE

The Company follows ASC Topic 260 to account for the earnings per share. Basic loss per common share (" EPS") calculations are determined by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income / (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per common share.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

Impairment of long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


2. SIGNIFICANT ACCOUNTING POLICIES continued....

might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Environmental requirements

At the report date environmental requirements related to a formally held mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral property acquisitions costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount, periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


2. SIGNIFICANT ACCOUNTING POLICIES continued....

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are "quoted prices in active markets for identical assets or liabilities," with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as "unobservable," and limits their use by saying they "shall be used to measure fair value to the extent that observable inputs are not available." This category allows "for situations in which there is little, if any, market activity for the asset or liability at the measurement date". Earlier in the standard, FASB explains that "observable inputs" are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company does not have a sufficient working capital for its planned activities and to service its debt, and has incurred a loss of $ 4,008 since inception (June 1, 2012) which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


2. SIGNIFICANT ACCOUNTING POLICIES continued....

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. ACQUISITION OF A MINERAL CLAIM

During 2012 the company acquired mineral claims for $7,500 known as the Malibu Gold II Property.

The Malibu Gold II Property is located near the head of Jervis Inlet, about 110 km northwest of Vancouver, BC. Access is by float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula. The Malibu Gold II Property comprises one MTO mineral claim containing 24 cell claim units totaling 497.09 hectares.

4. CAPITAL STOCK

The authorized capital is 75,000,000 shares of common stock at $0.001 par value. On June 1, 2012, the company issued 10,000,000 private placement common shares at $0.003 per share to its founder for cash of $30,000.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common capital stock of the company. During the year ended July 31, 2012, $3,333 was payable to Chief Executive Officer on account of services rendered during the period.

6. INCOME TAX

For the year ended July 31, 2012 and from inception (June 1, 2012) to July 31, 2012, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At July 31, 2012, the Company had $4,008 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2032. The provision for income taxes consisted of the following components for the periods ended July 31, 2012:

Components of net deferred tax assets, including a valuation allowance, are as follows for the periods ended July 31, 2012:

                           Gold Camp Explorations Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012
                                    (Audited)


                                                                  From Inception
                                                                  (June 1, 2012)
                                                                      Through
                                                                   July 31, 2012
                                                                   -------------

Net Loss Before Taxes                                                 $(4,008)
Statutory Rate                                                             34%
Computed expected tax recovery                                          1,363
Valuation allowance                                                    (1,363)
                                                                      -------

Total deferred tax assets                                             $    --
                                                                      =======

The valuation allowance for deferred tax assets as of July 31, 2012 was $1,363. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of July 31, 2012 and recorded a full valuation allowance.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through to the date of this report and has found no material event to report.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 30, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                      Amount
                                                                    ---------
Securities and Exchange Commission Registration Fee...........      $    1.36*
Audit Fees and Expenses.......................................       3,500.00
Legal Fees and Expenses.......................................       1,000.00
Transfer Agent and Registrar Fees and Expenses................         560.00
Miscellaneous Expenses........................................         940.00
                                                                    ---------
 Total........................................................      $ 6001.36*
                                                                    =========
----------
*   Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article IX of our Corporate Bylaws permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 10,000,000 shares of common stock to the founder, Thomas Wielobob, at a price of $0.003 per share, for total proceeds of $30,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.                      Description
-----------                      -----------
    3.1           Articles of Incorporation
    3.2           Bylaws
    5.1           Legal Opinion of Diane Dalmy, Attorney at Law, January 2, 2013
   10.1           Asset Purchase Agreement
   23.1           Consent of De Joya Griffith LLC, January 2, 2013

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to selling stockholder Mr. Wielobob, the underwriter, at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x)
of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of St. Albert, Alberta on January 2, 2013.

                                   GOLD CAMP EXPLORATIONS INC.


                                   By: /s/ Thomas Wielobob
                                       -----------------------------------------
                                       Thomas Wielobob,
                                       Chief Executive Officer, Chief Financial
                                       Officer, (Principal Executive Officer and
                                       Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

     Signature                               Title                             Date
     ---------                               -----                             ----


/s/ Thomas Wielobob               Chief Executive Officer,                January 2, 2013
---------------------------       Chief Financial Officer, President,
Thomas Wielobob                   Secretary, Treasurer and Director
                                  (Principal Executive Officer and
                                  Principal Accounting Officer)